Exhibit 10.40
10.40 Steam Purchase Agreement between Shandong Xiangrui and
Shandong Runyin Bio-chemical Co., Ltd.
Party A (the Supplier): Shandong Runyin Bio-chemical Co., Ltd.
Party B (the Purchaser): Shandong Xiangrui
•	General Information
•	Pursuant to the agreement Shandong Runyin Bio-chemical Co., Ltd. shall supply steam to Shandong Xiangrui.

•	The price shall be RMB 113 per ton.

•	The term shall be from January 1, 2009 to December 31, 2014.

•	Shandong Xiangrui shall pay the price before 5th of the next month.
•	Headlines of the articles omitted
•	Dispute Settlement

•	Breach of the Agreement

•	Miscellaneous